                 REVOLVING LINE OF CREDIT AND SECURITY AGREEMENT

        REVOLVING LINE OF CREDIT AND SECURITY AGREEMENT, entered into as of this 25th day of May 1993, by and between PIONEER COMMERCIAL FUNDING CORPORATION, a New York corporation (herein referred to as "Borrower"), and UMB Bank and Trust Company, a New York commercial bank (herein referred to as "Bank").

                                    RECITALS

        Borrower desires to borrow, and the Bank desires to lend, under a secured revolving line of credit not to exceed at any one time outstanding, the principal amount of One Million Dollars ($1,000,000.00) for the first six (6) months of the term of the Line and to increase thereafter to Two Million Dollars ($2,000,000.00) for the purpose of funding a mortgage warehouse revolving line of credit provided there has been no Default or Event of Default as defined herein; and

        Bank is willing to extend credit to Borrower from time to time from the Effective Date of this Agreement to the Maturity Date in the amount hereinabove specified upon the representations and warranties and subject to the terms and provisions hereinafter set forth;

        NOW THEREFORE, in consideration of these Recitals and of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

                                    SECTION I

                        DEFINITIONS AND ACCOUNTING TERMS

        1.1 DEFINITIONS. The following terms, as used in this Agreement, shall have the following meanings, unless the context clearly indicates otherwise:

        "Advance(s)" means any amount of money drawn under the Revolving Line of Credit but shall be limited to an amount equal to two points below the percentage of the principal mortgage amount that is funded by the Borrower and shall be used for the purpose of purchasing a Mortgage originated by a pre-approved mortgage banking company.

        "Advance  Maturity  Date"  means,  for  any  Advance,   the  date  which
corresponds to the date for the Mortgage Take-out for such Advance.

        "Affiliate" means any person (i) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or a Subsidiary; (ii) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or the Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

        "Agreement" means this Revolving Line of Credit and Security Agreement, as amended, supplemented, or modified from time to time.

        "Business Day" means a day other than a Saturday, Sunday, legal holiday or day on which Bank is authorized to close in the State of New York.

        "Chapter 11 Case" means that certain matter known as In re PIONEER COMMERCIAL FUNDING CORPORATION a/k/a PCFC of California, Chapter 11 Case No. 30 B 20085 (HS) filed in the United States Bankruptcy Court for the Southern District of New York.

        "Collateral" means all property which is subject or is to be subject to the lien granted by the Security Agreement to be delivered to the Bank by the Borrower pursuant to this Agreement.

        "Commitment" means the Bank's obligation to fund the Line to the Borrower pursuant to Article II in the amount referred to therein.

        "Debt" means all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Debt is to be determined and, in any event, shall include (without duplication) letters of credit and all obligations relating thereto, any liability secured by any mortgage, pledge, lien or security interest on property owned or acquired, whether or not such liability shall have been assumed, and guarantees, endorsements (other than for collection in the ordinary course of business} and other contingent obligations in respect of the obligations of others. When Debt is to be determined on a consolidated basis for two or more entities, obligations of one guaranteed by another shall not be counted twice.

        "Default" means the occurrence of any event specified in Section 7 regardless of whether or not any requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Effective Date" means the entry date of an Order confirming the Plan of Reorganization in the Chapter 11 Case.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as the same is or may be amended, and the regulations and interpretations thereof.

        "Event of Default" means any act or occurrence specified as an Event of Default in Section 7 hereof provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "GAAP" means generally accepted accounting principles and practices in the United States, including principles of consolidation as consistently applied by Borrower and certified to by the firm of independent certified public accountants regularly employed as Borrower's auditors and approved by the Bank.

        "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

        "Line" means the Revolving Line of Credit.

        "Loan Documents" means this Agreement, the Notes, the financing statements covering the Collateral, and any and all other documents, instruments, certificates an agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

        "Maturity Date" means fifteen (15) months from the date of confirmation of the Plan of Reorganization submitted in the Chapter 11 Case.

        "Maximum Rate" shall mean the maximum legal rate of interest in the State of New York or if no such rate then exists then of the highest lawful rate of interest permitted under such other applicable law of Bank's choice in effect on the date thereof.

        "Mortgage" shall mean any mortgage which is in compliance with all FNMA/FHLMC requirements and purchased pursuant to the Mortgage Warehouse Line.

        "Mortgage Warehouse Line" shall mean the Line extended to the Borrower by the Bank for the purpose of providing financing to the Borrower for the acquisition of individual consumer mortgage loans and immediate disposition into the secondary mortgage market.

        "Note" means any Revolving Credit Note.

        "Person" shall mean an individual, partnership, subsidiary, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

        "Plan" means an employee benefit plan maintained for employees of Borrower and subject to the provisions of ERISA.

        "Plan of Reorganization" means that certain first amended and restated plan of reorganization as such plan may be amended, submitted by the Borrower in the Chapter 11 Case.

        "Prime Rate" means the highest "rime rate" of interest, quoted from time to time, by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks," provided, however, that in the event that The Wall Street Journal ceases quoting a "prime rate" of the type described, "Prime Rate" shall mean the highest per annum rate of interest quoted as the "Bank Prime Loan" rate for "This week" in Statistical Release H. 15 (519) published from time to time by the Board of Governors of the Federal Reserve System. The "Prime Rate" shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

        "Prohibited  Transaction"  means any  transaction  set forth in ERISA or
Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

        "Qualified   Investor"  means  any  person  or  company  that  has  been preapproved by the Bank to purchase a mortgage from a Bank pre-approved mortgage banking company.

        "Reportable Event" means any of the events set forth in Section 4042 of ERISA.

        "Revolving Credit Note" means the promissory note, dated of even date herewith, as amended or supplemented from time to time, in a principal amount equal to the maximum amount of the Revolving Line of Credit, evidencing Advances to be obtained by Borrower under the Revolving Line of Credit, together with any renewals or extensions thereof, in whole or in part.

        "Revolving Line of Credit" means that line of credit extended to Borrower pursuant to section 2 hereof.

        "Subsidiary" means any corporation organized under the laws of any state of the United States or the District of Columbia and conducting all its business and having all its assets within the United States, all of whose outstanding stock of all classes (other than director's qualifying shares, if any) is at the time owned by the Borrower and/or one or more Subsidiaries.

        "Take-out" means the sale to a Qualified Investor pre-approved by the Bank of any Mortgage(s).

        "Tangible Net Worth" means the excess of total assets over total debt of Borrower determined on a consolidated basis, excluding, however, from the determination of total assets (i) all intangible assets, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, research and product development costs and management contracts, (ii) treasury stock, (iii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of stock, and (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriation of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by Borrower.

        "UCC" means the Uniform Commercial Code as in effect in the State of New York.

        1.2 ACCOUNTING TERMS. All accounting terms whether or not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.


                                    SECTION 2

                          THE REVOLVING LINE OF CREDIT

        2.1 THE REVOLVING LINE OF CREDIT. Subject to all of the terms and provisions of this Agreement, Bank agrees to make Advances to the Borrower from time to time during the period from the Effective Date up to but not exceeding more than thirty (30) days before the Maturity Date in an aggregate amount not to exceed at any one time outstanding, the principal amount of One Million Dollars ($1,000,000.00) for the first six (6) months of the term of the Line and to increase thereafter to Two Million Dollars ($2,000,000.00) provided there has been no Default.

Borrower may borrow, repay and reborrow under the Line so long as the unpaid principal balance does not exceed the maximum amount specified above.

        2.2 ADVANCES. Advances granted by Bank to Borrower hereunder during the first six (6) months of the Line shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit "A" with appropriate insertions (herein referred to as the "First Note") dated of even date herewith and maturing six months after the Effective Date on which date the full amount of principal and interest remaining unpaid on the Note shall be due and payable. If no Event of Default is then continuing, the Bank shall then renew the First Note upon the same terms and conditions for an additional nine month term. Advances granted by Bank to Borrower thereunder shall be evidenced by a promissory note in substantially the form attached hereto as Exhibits "B"and "C" (the "Second Notes" and "Consolidated Note" respectively) with appropriate insertions and maturing fifteen (15) months after the Effective Date on which date the full amount of principal and interest remaining unpaid on the Consolidated Note shall be due and payable. The First Note, Second Note and Consolidated Note shall bear interest from the date thereof on the outstanding unpaid principal balance thereof, from time to time, at a rate per annum, (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed), equal to the Bank's Prime Rate in effect from time to time plus One percent ( 1 %) with any change in rate to be effective simultaneously with the corresponding change in the Bank's Prime Rate, payable monthly commencing the first day of the first month succeeding the Effective Date and continuing on the first day of each month thereafter until the Maturity Date on which date all remaining interest and principal due hereunder shall be due and payable. Should interest and/or principal not be paid when due, it/they shall thereafter bear interest at the Maximum Rate.

        The excess of Advances made by Bank over payments of principal shall be the outstanding principal balance of the Note from time to time and at any time. The books and records of Bank shall be evidence of any Advance, the outstanding principal balance of the Note, accrued interest on the Note, and any payment of principal or interest on the Note.

        The Borrower shall pay to the Bank a $.50 penalty fee for any Advance not paid on the Advance Maturity Date for such Advance unless, prior to said Date, a new Take-out commitment has been provided by the Borrower and approved by the Bank which extends the Advance Maturity Date.

        Any extension of time for payment of principal or of interest on the Note resulting from the due date falling on a day other than a Business Day shall be included in the computation of interest.

        2.3 REQUEST FOR ADVANCE. Borrower shall furnish to Bank a written request for each Advance at least one ( 1 ) Business Day prior to the date of the proposed Advance, which request shall state the date and amount of the Advance requested from Bank and shall be accompanied by a Certificate of No Default in substantially the form attached hereto as Exhibit "D" and provided for in Section 3.2(b) hereof. If said request is by telephone, it must be from a pre-authorized officer of Borrower and it must be confirmed in writing by Borrower no later than twenty-four (24) hours thereafter. The Bank will make such Advance available to a preapproved title company in immediately available funds by crediting the amount thereof to the Borrower's account. Notwithstanding the foregoing, Borrower shall be liable for all Advances made by Bank pursuant to telephone request whether or not Borrower has confirmed same in writing.

        2.4 PREPAYMENT OF THE NOTE. Borrower may at any time prepay the Notes or any of them, in full or in part, provided, however, that any prepayment of principal shall include accrued interest to the date of prepayment of the principal amount being prepaid. Any prepayment shall be applied first to satisfaction of any accrued and unpaid interest on the Note and the balance shall be against the principal balance thereof.

        2.5 GRANT OF SECURITY INTEREST. For value received and as collateral security for the Line, Borrower hereby grants to Bank a security interest, lien and mortgage in and to, and agrees and acknowledges that Bank has, and shall continue to have, a security interest, lien and mortgage in and to, and assigns to Bank its rights in, and all of Borrower's power to transfer title to those assets and properties of Borrower of the types described below, wherever located, however arising or created, and whether now owned or existing or hereafter arising, created or acquired:

               (A)  Each  promissory  note or  other  evidence  of  indebtedness
               ("Mortgage Note(s)") now held or hereafter assigned to or acquired by Borrower relating to any loan transferred to Bank under Section 3.3 of this Agreement and all instruments and other forms of payment, all general intangibles and accounts, and all proceeds thereunder and therefrom (excepting servicing rights with respect to the Mortgage Notes), and all books and records relating to any of the above;

               (B) All collateral, security, liens and security interests now or hereafter held for each such Mortgage Note, including without limitation, the beneficial interest in any related deed of trust or mortgage and all guarantees thereof;

               (C) All present and future title insurance policies insuring any of the deeds of trust or mortgages issued in connection with any Mortgage Note;

               (D) All present and future commitments of a Qualified Investor to purchase a Mortgage Note or Mortgage Notes from Borrower as may be assigned;

               (E) All present and future rights of Borrower under contracts to service Mortgage Notes and related deeds of trust for its own account or for the account of third parties;

               (F) Any and all present and future money and deposit accounts and all other assets of Borrower in which Bank receives a security interest or which hereafter come into the possession, custody or control of Bank;

               (G) All proceeds, instruments, general intangibles, property, property rights, privileges and benefits arising out of, from the enforcement of, or in connection with, the collateral described in subparagraphs (A) through (F), above, {the "Collateral");

               (H) All books, records, files, computer programs, data processing records, computer software, documents and other information, property, or general intangibles, at any time evidencing, describing, or pertaining to the Collateral described or referred to in subsections (A) through (G) above (the "Books and Records"); and

               (I) All products and proceeds (as defined in the UCC) of any of the Collateral described above in any form, and all proceeds of such proceeds, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty or guaranty with respect to any of such property, all awards for taking by eminent domain, all proceeds of fire or other insurance, including any refunds of unearned premiums in connection with any cancellation, adjustment, or termination of any insurance policy, all proceeds obtained as a result of any legal action or proceeding with respect to any of such property, and claims by Borrower against third parties for loss or damage to, or destruction of, any of such property.

        2.6 REPAYMENT OF THE NOTE. Each Qualified Investor shall sign a preapproved Bailee Flow Agreement acknowledging, inter alia, certain irrevocable instructions whereby the Qualified Investor shall agree that all payments shall be made directly to the Bank.

                                    SECTION 3

                     CONDITIONS PRECEDENT TO CREDIT ADVANCE

        3.1 INITIAL CREDIT ADVANCE. Bank's obligation to make the initial Advance hereunder is subject to the condition precedent that the Bank shall have received on or before the day of such Advance each of the following, in form and substance acceptable to the Bank:


             (a) Delivery of Documents. Bank shall have received all of the following in form and substance satisfactory to it:

                  (1) Loan Documents. The Borrower's Note drawn to the order of Bank and any other documents evidencing the instant transaction that Bank reasonably requests.

                  (2) Other Corporate Documents. Certified copies of those resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance of this Agreement, the Note and all other documents provided for herein and all other actions to be taken by Borrower in connection herewith.

                  (3) Commissioner of Corporations  Consent. The written consent
of  the  California   Commissioner  of  Corporations  to  Borrower's  pledge  of
Collateral to secure the Note.

                  (4) Opinion of Counsel. The written opinion of counsel for Borrower, acceptable to Bank, in form and substance satisfactory to Bank, to the effect that:

                       (i) Borrower is duly incorporated and organized, validly existing and in good standing under the laws of the State of New York without limitation on the duration of its existence and is duly licensed or qualified as a foreign corporation and is in good standing in the State of California and in all other jurisdictions wherein the character of the property owned or the nature of the business transacted makes such licensing or qualification necessary.

                       (ii) Borrower is duly authorized under the law, its Articles of Incorporation, and its By-Laws to execute and carry out this Agreement, the Note, the pledge of Collateral to secure the Note and all other documents provided for herein; the same have been duly authorized by all necessary corporate action and either do not require the consent or approval of such governmental body, agency or authority or the prior consent or approval of any governmental body, agency or authority has been obtained by Borrower; and this Agreement, the Note, the pledge of Collateral to secure the Note and all other documents provided for herein when executed and delivered for value received, will constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally.

                       (iii) There is no provision in Borrower's Articles of Incorporation, By-Laws or preferred stock, nor any indenture, contract or agreement to which Borrower is a party, nor any New York statute, rule or regulation binding on Borrower, nor any judgment, order or decree of any court or arbiter, which, to the knowledge of such counsel, would be contravened by the execution and delivery of this Agreement, the Note, the pledge of Collateral to secure the Note or any other documents provided for herein, or by the performance of any term, provision or covenant of Borrower contained herein or therein.

             (c) Accuracy of Representations and Warranties. The representations and warranties contained in Section 4 of this Agreement shall be true and correct on and as of the date of the initial Advance.

             (d) No Event of Default. No Default or Event of Default and no event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing.

             (e) Approval of Bank Counsel. All legal matters incident to, or in connection with, the transactions hereby contemplated shall be reasonably satisfactory to counsel for Bank.

             (f) Evidence of Collateral. Bank shall have received the Collateral and all documents necessary to perfect its security interest therein in form and substance satisfactory to Bank in its sole discretion.

             (g) Confirmation of Plan of Reorganization. In addition to all other conditions herein referenced, the Credit Line shall not become operative until there is an entry of an order confirming Borrower's First Amended and Restated Plan of Reorganization, as such plan may be amended (the "Plan of Reorganization"), filed with the United States Bankruptcy Court for the Southern District of New York pursuant to applicable provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") with regard to that certain matter known as In re PIONEER COMMERCIAL FUNDING CORPORATION a/k/a PCFC of California, Chapter 11 Case No. 90 B 20085 (HS) filed in the United States Bankruptcy Court for the Southern District of New York and referred to hereinafter as the "Chapter 11 Case".

        3.2 SUBSEQUENT ADVANCES. Bank's obligation to make any Advances other than the initial Advance hereunder shall be subject to the fulfillment of the following conditions precedent:

             (a) Bank shall have received a written request from Borrower as provided in Section 2.3 hereof; and

             (b) Bank shall have received a certificate dated the date of such credit extension, executed on behalf of Borrower by the President, Executive Vice President or the Vice President and Secretary of Borrower advising that:

                  (i) The representations and warranties contained in Section 4 hereof are correct on and as of the date of such credit as though made on and as of such date, other than those which specifically refer to an earlier date; and

                  (ii) No Default or Event of Default has occurred and is continuing, or would result from such credit extension, and no event has occurred which would constitute an Event of Default but for the requirement that notice be given or that time elapse, or both.

             (c) The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.

        3.3 ALL ADVANCES. Prior to or concurrently with the Bank making any Advance hereunder, Borrower shall furnish to the Bank the following documents pursuant to the Mortgage Warehouse Line:

             (a) Mortgage application approved by the Bank.

             (b) A complete mortgage warehouse package, including but not limited to 1) a copy of the mortgage, 2) promissory note, 3) application, 4) audit report, and 5) appraisal, all in compliance with FNMA/FHLMC requirements, including, but not limited to, receipt by the Bank of the original promissory note, endorsed in blank, a preliminary title report acceptable to the Bank, issued by a title company that has been pre-approved by the Bank, and a corporate assignment from the Borrower to the Bank of the Deed of Trust for the respective mortgage (received by the Bank prior to disbursement).

             (c) Mortgages will be from a mortgage banking company that has been pre-approved by the Bank.

             (d) Mortgages will conform to pre-approved written criteria that may not be modified without the written consent of the Bank except that mortgages shall at all times comply with FNMA/FHLMC requirements.

             (e) The Mortgage loan package(s) shall be received by the Bank no later than 10:30 a.m. The Bank shall notify the Borrower by 5:00 p.m. of that same business day whether the Mortgage funding requests have been accepted or declined for funding.

             (f) The Borrower shall pay to the Bank $50 plus out-of-pocket expenses incurred to cover examination of each Mortgage package reviewed.

             (g) The Borrower shall pay to the Bank $300 for each mortgage company submitted to the Bank for approval.


                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants that:

        4.1 CORPORATE EXISTENCE. Borrower is a corporation duly organized and validly existing under the laws of New York, is in good standing therein, is duly licensed or qualified as a foreign corporation in the State of California and in all other jurisdictions wherein the character of the property owned or the nature of the business transacted by it makes licensing or qualification as a foreign corporation necessary and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner presently conducted. Borrower has the corporate power to execute and deliver this Agreement, the Note, the pledge of Collateral to secure the Note and all other documents related hereto, to obtain credit hereunder, and to perform the terms and conditions hereof and thereof.

        4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of Borrower's shareholders; (ii) contravene Borrower's charter or bylaws; (iii) violate any provision of law, any effective Order in the Chapter 11 Case, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, injunction, determination, or award presently in effect having applicability to the Borrower; (iv) result in a breach of, or violation under any indenture, bank loan, credit agreement, lease, instrument or agreement to which Borrower is a party or to which any of Borrower's properties is subject; (v) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, other than liens granted to the Bank; or (vi) cause the

Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease or instrument.

        4.3 FINANCIAL STATEMENTS. Financial statements of Borrower for its most recent fiscal year, copies of which have heretofore been furnished to the Bank, are complete and accurately and fairly represent the financial condition of Borrower, the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operation of Borrower since the date of the balance sheet contained in such financial statements.

        4.4 ASSETS. Borrower has good and marketable title to all property and assets reflected in the balance sheet referred to in Section 4.3 hereof, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to that date. There are no outstanding liens or encumbrances on any properties or assets of Borrower, nor are there any security agreements to which Borrower is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property other than those reflected in those financial statements referred to in Section 4.3 hereof or those permitted under Section 6.2.

        4.5 LITIGATION. Other than the Chapter 11 Case there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower upon reasonable inquiry, threatened, against or affecting Borrower at law, in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign which, if adversely determined, would have a material adverse effect on the business or condition, financial or otherwise, of Borrower and Borrower is not in default in any material respect with respect to any order, writ, injunction, ruling, determination or decree of any of the foregoing except as heretofore disclosed to the Bank in writing.

        4.6 BURDENSOME PROVISIONS. Borrower is not a party to any indenture, agreement, instrument or lease, or subject to any charter, by-law, or other corporate restriction, or any law, rule, regulation, order, writ, judgment or injunction, having a material adverse effect on the business, operations, properties or assets of Borrower.

        4.7 NO DEFAULT OF OTHER AGREEMENTS. Borrower is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any debenture, note or other evidence of indebtedness of Borrower or in any indenture or agreement of Borrower.

        4.8 TAXES. Except as permitted pursuant to Section 5.6, Borrower has filed all tax returns (federal, state and local) which are required to be filed by Borrower and has paid or made adequate provision for the payment of all taxes which have or may become due pursuant to said returns and pursuant to any matters raised by audits or pursuant to any assessment received by Borrower or for other causes known to Borrower, including, but not limited to, interest and penalties, if any.

        4.9 VALID AND BINDING OBLIGATIONS. This Agreement, the Note, the pledge of Collateral to secure the Note and all other documents related hereto when executed and delivered will constitute valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally. Borrower will duly and punctually pay the principal and interest payable under the Note according to the terms thereof and hereof.

        4.10 REGULATION U. No part of the proceeds of Advances made hereunder will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally in or as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any such margin stock. If requested by Bank, Borrower will furnish Bank a statement in conformity with the requirements of Federal Reserve Form U-1.

        4.11 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; the Borrower has not completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multi-employer Plan; the Borrower has met its minimum funding requirements under ERISA with respect to all of its Plans and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower to the PBGC or the Plan under Title IV of ERISA; and the Borrower has not incurred any liability to the PBGC under ERISA.

        4.12 OPERATION OF BUSINESS. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

        4.13 NO MISREPRESENTATION. No information, material or data supplied to the Bank by the Borrower in connection with this Line includes any untrue statement of a material fact, nor is a material fact omitted.


                                    SECTION 5

                              AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that so long as credit shall remain available hereunder, and until the full and final payment of any promissory note made in favor of the Bank, unless Bank waives compliance in writing:

        5.1    FINANCIAL INFORMATION.   Borrower will deliver to Bank:

               (a) Within ninety (90) days after the end of each of Borrower's fiscal years, complete copies of its audit report, which report shall include at least a balance sheet as of the close of each such fiscal year, a statement of income and retained earnings for each such fiscal year, and a statement of cash flow of Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, as at the end of said fiscal year, together with the report by a firm or firms of independent certified public accountants acceptable to Bank. Such financial statements shall be prepared in accordance with GAAP and shall fairly reflect the financial condition and operations of Borrower and shall be accompanied by a certificate of said accountants, certified to the Bank, to the effect that, in making the examination necessary for their audit of the financial affairs of Borrower for such fiscal year, nothing has come to their attention of any violation of any of the terms or provisions of this Agreement or of the occurrence of any condition, event or act which, with or without notice or lapse of time, or both, would constitute an Event of Default or, if such accountants shall have obtained knowledge of any such violation, condition, event or act, the nature and status thereof.

               (b) As soon as such statements are available, but not later than ninety (90) days after the end of each quarter, a copy of unaudited financial statements of Borrower, including its balance sheets as of the close of such quarter and its statement of income and retained earnings for such quarter and for that part of the fiscal year ending with the last day of such quarter, all in reasonable detail and all certified to by the Borrower's chief financial officer as having been prepared in accordance with GAAP. Such financial statements shall be accompanied by a certificate of said officer stating that he has no knowledge that an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which Borrower proposes to take with respect thereto.

               (c) Promptly, after sending or filing thereof, copies of any and all proxy statements, financial statements and reports, if any, which Borrower sends to its public stockholders and copies of all regular and periodic reports and all registration statements which Borrower files with the Securities and Exchange Commission;

               (d) The Bank and its agents shall have the right, both prior to closing and from time to time thereafter, at Borrower's expense, (i) to visit and inspect Borrower's business premises, and the premises where Borrower's assets and books and records are located and (ii) to conduct an audit of the books and records of Borrower. The results of any such visit and inspection or of any such audit shall be acceptable to the Bank in the Bank's sole discretion. So long as the Borrower is not in default, Borrower's expense for the Bank's audit shall be limited to $1,300.00 per annum. In the event that the Borrower is in default, then the Borrower shall be liable for all of the Bank's expenses incurred under this paragraph.

               (e) Such additional information as Bank may from time to time reasonably request with respect to the business affairs and financial condition of Borrower.

        5.2 Management/Performance Reports. Borrower shall provide all internal reports within 10 days after the end of each month. These reports will consist of, but not be limited to, a:

             (a) trial balance segmented by mortgage company showing mortgagor's name; address; city; date that Borrower funded the mortgage company; amount of mortgage; amount advanced by Borrower; documentation fee; date of takeout commitment; and the name and address of the respective investor.

             (b) Commitment fail report segmented by mortgage company and containing all information referenced in 5.2 (a) herein.

             (c) Delinquency report referencing all mortgage companies that are 15 days or more past due in payment of interest. The report will indicate the date of last contact; reason for tardiness; anticipated cure date; and what action has been taken to avoid reoccurrence.

             (d) Monthly trend reports of the prior 24 months of mortgage company activity and performance indicating:

                  (i) the volume in both numbers and dollars and average dollars per mortgage;

                  (ii) days late in payment of interest;

                  (iii) those mortgages which were not taken out ("Commitment fails") as required; and

                  (iv) the number of mortgages declined and their aggregate amount.

        5.3 USE OF PROCEEDS OF THE REVOLVING CREDIT. Borrower will use the proceeds of the Advances made by Bank to Borrower to support Borrower's Mortgage Warehouse Line.

        5.4 MAINTENANCE OF CORPORATE EXISTENCE. Borrower will remain in and continue to operate substantially the same line of business it is presently engaged in; maintain and preserve its corporate existence and all rights, privileges and franchises necessary or desirable in the conduct of its business; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required; and, conduct its business in an orderly, efficient and customary manner.

        5.5 MAINTENANCE OF PROPERTIES. Borrower will maintain, preserve and keep all properties and assets (tangible and intangible) necessary or useful in its business in good working order and condition, ordinary wear and tear excepted.

        5.6 COMPLIANCE WITH LAWS. Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, but without limitation, any obligations imposed by ERISA, non-compliance with which could adversely affect its business or credit, except where contested in good faith and by appropriate proceedings.

        5.7 TAXES AND CLAIMS. Borrower will pay and discharge promptly, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and pay all lawful claims for labor, materials and supplies that, if unpaid, might become a lien or charge upon its property, provided that

Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith and by proper proceedings and if Borrower shall have set aside on its books and shall maintain adequate reserves for the payment of the same in conformity with GAAP.

        5.8 INSURANCE. Borrower will obtain and maintain insurance with financially sound and reputable insurance companies or associations in such amounts and against such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility but in no event be less than the amount of the Line. Borrower shall furnish Bank on request full information as to the insurance maintained by Borrower.

        5.9 NOTICE OF DEFAULTS. Borrower will give prompt written notice to Bank as soon as possible but in no event, within five (5) days, of any Event of Default or of any event of default under any other agreement or indenture entered into by Borrower or of any other matter which has resulted or might result in a material adverse change in the condition, financial or otherwise, or operations of Borrower.

        5.10 CHANGES IN MANAGEMENT. Borrower will give prompt written notice to Bank of any changes in the senior management of Borrower.

        5.11 NOTICE OF LITIGATION. Borrower will notify the Bank Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, which, if determined adversely to the Borrower, could have a material adverse effect on the financial condition of the Borrower.

        5.12 RIGHT OF INSPECTION OF RECORDS. Borrower will keep and maintain full and accurate accounts and records of its operations according to GAAP and permit Bank and its designated officers, employees, agents and representatives, to have access to such accounts, records and operations and to make examinations thereof at all reasonable times. The Bank may discuss the affairs, finances and accounts of the Borrower with any of Borrower's employees, officers, directors and the Borrower's independent accountants.

        5.13 EXECUTION OF OTHER DOCUMENTS. Borrower will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such further acts, covenants, assurances or further instruments and documents as Bank may reasonably request in order to carry out the intent and purpose hereof.

        5.14 DEPOSITORY ACCOUNT. During the term hereof, Borrower will maintain a deposit or account with Bank.

                                    SECTION 6

                               NEGATIVE COVENANTS

        Borrower covenants and agrees that so long as the Bank has a Commitment to the Borrower hereunder, and until the full and final payment of the Note, unless Bank waives compliance in writing, Borrower will not:

        6.1 CONSOLIDATION AND MERGER. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination, except that Borrower may be consolidated with or merged with any other corporation, provided that in any such merger or consolidation. Borrower shall be the surviving or resulting corporation and immediately after the effectiveness of such merger or consolidation, there shall have occurred and be continuing no Default or Event of Default.

        6.2 LIENS. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

             (1) Liens in favor of the Bank;

             (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable;

             (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days;

             (4) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement) public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

             (5) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

             (6) Liens (other than on the Collateral) to secure financing described in Section 6.03(4).

        6.03 DEBT. Create, incur, assume, or suffer to exist, any Debt, except:

             (1) Debt of the Borrower under this Agreement or the Note;

             (2) Debt of the Borrower subordinated on terms satisfactory to the Bank to the Borrower's obligations under this Agreement and the Note;

             (3) Accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than 90 days past due, in each case incurred in the ordinary course of business and paid within the specified time; and

             (4) Additional financing obtained by the Borrower in order to support its mortgage warehouse lending activity.

        6.04 LEASES. Create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except leases existing on the date of this Agreement and any extension or renewals thereof.


        6.05 SALE AND LEASEBACK. Sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

        6.06 DIVIDENDS. Declare or pay any dividends or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution thereof to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect to any shares of its capital stock except that: (i) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; and (ii) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

        6.07 SALE OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets, receivables, and leasehold interest, except: (i) for inventory, including mortgages, disposed of in the ordinary course of business; and (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business.

        6.08 INVESTMENTS. Make any loan or advance to any Person, (other than loans constituting a part of its mortgage warehouse lending activities) or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person except: (i) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (ii) commercial paper of a domestic issue rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; {iii) certificates of deposit with maturities of one year or less from the date of acquisition issued by any FDIC insured bank in an amount less than One Hundred Thousand Dollars ($100,000.00); and (iv) for stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower.

        6.09 GUARANTIES. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods or to maintain or cause such Person to maintain a minimum working capital or net worth, or services or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of its mortgage warehouse lending business.

        6.10 TRANSACTION WITH AFFILIATE. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

        6.11 DEFAULT UNDER OTHER AGREEMENTS. Borrower will not commit or do, or fail to commit or do, any act or thing which would constitute a breach of, or default under, any of the terms or provisions of any other agreement or indenture, contract, document or instrument executed or to be executed by Borrower in connection with the borrowing of money and under which Borrower may be obligated as borrower or guarantor, if such breach or default consists of the failure to pay any indebtedness when due or if such breach or default caused the acceleration of any indebtedness or requires that any such indebtedness be paid prior to its stated maturity or due date or causes the termination of any commitment to lend.

                                    SECTION 7

                                EVENTS OF DEFAULT

        7.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") described herein shall occur for any reason whatsoever (and whether the occurrence shall be voluntary or involuntary or come about or to be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then Borrower shall be in default:

             (a) Note. If Borrower shall default in the payment of principal of, or interest on, the Note when the same shall become due and payable; or

             (b) Misrepresentation. If any of the representations or warranties made herein or in any certificate or financial or other statement heretofore or hereafter furnished to Bank by or on behalf of Borrower in connection with this Agreement or the extension of any credit hereunder shall be false or misleading in any material respect at the time made; or

             (c) Covenants. If Borrower shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of this Agreement and such failure to perform or observe has a material adverse effect on the collectability of the Advances; or

             (d) Other Debts. If Borrower shall fail to perform or observe any material covenant, term, provision, condition, agreement or obligation under any other agreement, indenture, document, note or other instrument (including, but not limited to the generality of the foregoing, other indebtedness owing to
Bank) executed or to be executed by Borrower, which failure shall entitle the lender thereon to accelerate debt due under such agreement; or

             (e) Insolvency. If Borrower shall become insolvent; or admit in writing the inability to pay its debts as they mature; or fail generally to pay debts as they become due; or make an assignment for the benefit of creditors of commence a case for dissolution; or apply for or consent to the appointment of, or taking possession by a trustee, liquidator, assignee, custodian, sequestrator or receiver (or similar official) for the Borrower or for a substantial part of the property or business of the Borrower; or shall take any corporate action in furtherance of any of the foregoing; or

             (f) Appointment. If a trustee, liquidator, assignee, custodian, sequestrator or receiver (or similar official) shall be appointed for Borrower or for a substantial part of the property or business of Borrower without the consent of

Borrower and shall not be discharged within thirty (30) calendar days after such appointment; or

             (g) Custody. If any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of Borrower and shall not be dismissed within thirty (30) calendar days thereafter; or

             (h) Liens. If any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of the properties or other assets of Borrower and shall remain unvacated, unbended, or unstayed for a period of fifteen (15) calendar days; or

             (i) Bankruptcy. If a bankruptcy, reorganization, insolvency, or liquidation case or other case for relief under any bankruptcy law or any law for the relief of debtors shall be commenced by or against Borrower and, if instituted against Borrower, shall not be dismissed within thirty (30) calendar days after such institution or Borrower shall by any action or answer approve of, consent to, or acquiesce in any such case or admit the material allegations of, or default in answering a petition filed in any such case; or

             (j) Suspension of Business. If Borrower shall voluntarily or involuntarily suspend the transaction of its business or a vital component of its business, as presently conducted, for more than five (5) consecutive Business Days;

             (k) Material Adverse Change. If there shall be any material adverse change from the present condition or affairs (financial or otherwise) of the Borrower that in the Bank's reasonable opinion impairs its security or increases its risk; or

             (l) Validity Contest. If this Agreement, the Note, or any other document related hereto shall, at any time while the Note shall remain unpaid, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or Borrower shall deny that it has any or further liability or obligation under this Agreement, the Note, or any other documents related hereto.

                                   SECTION 8

                                    REMEDIES

        8.1 REMEDIES. Upon the occurrence of any Event of Default or Default, Bank's obligation to disburse any undisbursed portion of the Line shall immediately cease; provided, however, that if such obligation has ceased due to the occurrence of a Default or an Event of Default and such Default or Event of Default has been cured or waived, then such obligation shall be reinstated as of the date such Default or Event of Default is cured or waived. Upon the occurrence or existence of any Default or Event of Default or at any time thereafter so long as such Default or Event of Default is continuing, without prejudice to the rights of Bank to enforce its claim against Borrower for damages for failure by Borrower to fulfill any of its obligation hereunder or to bring suit against Borrower for specific performance of this Agreement, Bank shall have all of the rights and remedies described hereafter, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

             (a) Acceleration of the Line. Bank, at its option, may declare the Line to be immediately due and payable, and in the event a voluntary or involuntary case is commenced under the Bankruptcy Code by or against Borrower as a debtor, the Line automatically will be due and payable without any notice or declaration by Bank, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, the rate of interest charged on the Note then outstanding shall automatically and without further notice increase to a rate per annum equal to the Maximum Rate. If any Note of Borrower to Bank, shall be a demand instrument however, the recitation of the right of Bank to declare any and all amounts outstanding to be immediately due and payable, whether such recitation is contained in such Note, or in this Agreement, as well as the recitation of the above events permitting Bank to declare all amounts outstanding due and payable, shall not constitute an election by Bank to waive its right to demand payment under a demand at any time in any event, as Bank in its discretion may deem appropriate. Thereafter, Bank, at its option, may, but shall not be obligated to, accept less than the entire amount due, if tendered, provided, however, that unless then agreed to in writing by Bank, no such acceptance shall be deemed to constitute a waiver of any Default or a reinstatement of any Commitment of Bank to Borrower hereunder.

             (b) Remedies of a Secured Party. Bank shall have the rights and remedies of a secured party under the UCC in effect on the date of the Event of Default or Default (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that the Borrower assemble the Collateral at a place or places and in such manner as Bank shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonably preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable. Bank may apply the proceeds of any such sale or disposition to any of the amounts due and owing under the Line in such order as Bank, in its sole discretion, may elect. Bank shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made, except where the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The requirement of sending reasonable notice shall be met if such notice is given to Borrower at least five
(5) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute the amount due and owing under the Line.

             For the purposes of the preceding paragraph, the Bank may, so far as the Borrower can give authority therefor, enter upon any or all of the premises where any of the Collateral or books or records may be situated and take possession and remove the same therefrom.

             (c) Sole Determination. The Bank shall have the right in its sole discretion to determine which rights, security liens, security interests or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Bank's rights hereunder. Any moneys, deposits, balances, or other property of Borrower which may come into the Bank's hands at any time or in any manner, may be retained by the Bank and applied to any of the indebtedness of Borrower to Bank.

             (d) Rights and Remedies Cumulative. No right or remedy herein conferred upon the Bank is intended to be exclusive of any other right or remedy contained herein or in any other instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

             (e) Rights and Remedies Not Waived. No course of dealing between the Borrower and the Bank or any failure or delay on the part of the Bank in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Bank and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

             (f) Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all the obligations of the Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

             (g) Cross Default. Upon the occurrence of an Event of Default under the terms and conditions of the Line, said Event of Default or Default shall also act as a default under the terms and conditions of any other loan made by Bank to Borrower and upon the occurrence of a default or event of default under the terms and conditions of any other loan made by Bank to Borrower, then such default or event of default shall also act as an Event of Default hereunder. Upon the happening of such event of default, or Event of Default, the entire principal balance under the terms of the Line, and/or any other outstanding loan, with all accrued interest thereon, shall become immediately due and payable in full. This provision shall apply to any future modifications, renewals and/or extensions hereof.

                                    SECTION 9

                            MISCELLANEOUS PROVISIONS

        9.1 NOTICES. Any notices, payments, requests, reports information or demands which any party hereto may desire or may be required to give to any other party shall be given or made upon such other party either through deposit in the mails, by hand delivery or transmitted by facsimile (FAX) at its address as follows:

            Borrower:

                      PIONEER COMMERCIAL FUNDING CORP.
                      2500 Camino Diablo, Suite 210
                      Walnut Creek, California 94596
                      FAX NO: (510) 256-0703
                      Attn: Ted Reingold, Executive Vice President

            Bank:

                      UMB BANK AND TRUST COMPANY
                      10 Rockefeller Plaza
                      New York, NY 10021
                      FAX NO: (212) 459-0164
                      Attn: Christian M. Dahl, Vice President

or as to each party, at such other address as shall be designated by such party in a written notice to such other party, complying as to delivery with the terms of this Section. All such notices, requests, demands, directions and other communications shall, when mailed, delivered or FAXed, be effective when deposited in the mails or FAXed, respectively, addressed as aforesaid, except that notices or requests to the Bank pursuant to Section 2.3 shall not be effective until received by Bank.

        9.2 WAIVER. Neither the failure of, nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall preclude other or further exercise thereof, or the exercise of any right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder constitute a waiver of any other right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision. No amendment or waiver of any provision of this Agreement or the Note shall be effective unless contained in writing signed by Bank, and then such shall only be effective in the specific instance and for the specific purpose given. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

        9.3 BANKER'S LIEN OR SET OFF. Nothing in this Agreement shall be deemed any waiver or prohibition of Bank's right of banker's lien or setoff.

        9.4 EXPENSES OF BANK. The Borrower shall pay on demand all out-of-pocket costs and expenses incurred in connection with the filing and recording of the Loan Documents and Borrower shall also pay for all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

        9.5 ASSIGNABILITY. This Agreement shall bind and the benefits thereof shall inure to, Borrower and Bank and their respective successors and assigns, as the case may be. Borrower may not assign this Agreement or any of the rights of Borrower hereunder without the prior written consent of Bank.

        9.6 GOVERNING LAW. This Agreement, the Notes, and all other documents executed pursuant to the provisions hereof shall all be deemed entered into in the State of New York and shall be governed by and construed according to the laws of the State of New York without giving effect to its conflict of law principles.

        9.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the matters herein contained and, as such, supersedes and cancels all prior understandings and agreements between the parties.

        9.8 HEADINGS. The headings hereinabove set forth are solely for the purpose of identification and shall not be construed as a part of the paragraphs they head.

        9.9 AMENDMENTS. No amendment, modification, termination or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        9.10 SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        9.11 NUMBER - GENDER. As used herein, the singular shall include the plural, the plural shall include the singular, and, masculine, feminine and neuter pronouns shall be fully interchangeable,where the context so requires.

        9.12 INCORPORATION. This Agreement specifically incorporates all such terms and conditions contained in the Commitment letter executed by the parties. If there is any conflict between the Agreement and the Commitment, this Agreement shall be controlling. The Commitment shall be incorporated and become one of the Loan Documents.

                                JURY TRIAL WAIVER

        BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, AND ANY

AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EACH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK IN ENTERING INTO THIS AGREEMENT. BORROWER FURTHER ACKNOWLEDGES THAT THIS JURY TRIAL WAIVER PROVISION HAS BEEN EXPLAINED TO IT BY ITS COUNSEL AND THAT IT UNDERSTANDS AND AGREES TO SAME.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto by their respective corporate officers thereunto duly authorized, all as of the date first hereinabove written.

UMB BANK AND TRUST COMPANY                    PIONEER COMMERCIAL FUNDING
                                              CORPORATION


_____________________________________         By:______________________________
CHRISTIAN M. DAHL, Vice President             Title:



_____________________________________
LILLY COHEN, Assistant Vice President

STATE OF NEW YORK
COUNTY OF  NEW YORK

        SWORN  TO,   SUBSCRIBED  AND  ACKNOWLEDGED   before  me  this        day
of          199_,  by  ______________________  as___________________________  of
PIONEER COMMERCIAL FUNDING CORP., a New York corporation, on behalf of said corporation.



_________________________________
Notary Public, State of New York
My Commission Expires:

STATE OF NEW YORK
COUNTY OF NEW YORK

        SWORN TO,  SUBSCRIBED  AND  ACKNOWLEDGED  before me this          day of
        199_, by CHRISTIAN M. DAHL as Vice President of UMB Bank and Trust Company, a New York chartered commercial bank, on behalf of said bank.



________________________________
Notary Public, State of New York
My Commission Expires:

STATE OF NEW YORK
COUNTY OF NEW YORK

        SWORN TO, SUBSCRIBED AND ACKNOWLEDGED before me this       day of      ,
199_, by LILLY COHEN as Assistant Vice President of ___________________________ corporation, on behalf of said corporation.



__________________________________
Notary Public, State of New York
My Commission Expires:

              [Letterhead of United Mizrahi Bank and Trust Company]



                                                   February 21, 1996

Glenda S. Klein,
Senior Vice President
Pioneer Commercial Funding Corporation
6660 Reseda Blvd.  Suite 108
Reseda, Ca.  91335

     REFERENCE IS MADE TO THE REVOLVING LINE OF CREDIT AND SECURITY AGREEMENT DATED AS OF MAY 25, 1993 ("THE REVOLVER") BETWEEN UMB BANK AND TRUST COMPANY N/K/A UNITED MIZRAHI BANK AND TRUST COMPANY, "THE BANK" AND PIONEER COMMERCIAL FUNDING CORPORATION "PCFC".

Dear Mrs. Klein:

The Bank has agreed to amend Section 2.1 of the Revolver by increasing the principal amount of advances available by One million five hundred thousand dollars ($1,500,000.00) to an aggregate amount not to exceed four million dollars ($4,000,000.00). In consideration of the amendment, PCFC agrees to pay a facility fee of one percent (1%), per annum on the increased amount which is eight thousand ($8,000.00), which fee will be charged to PCFC's checking account upon receipt of the signed copy of this letter.

Section  5.4 of the  Revolver  is hereby  deleted.  Section  5.4 will now state:
Borrower will remain in and continue to operate solely in the business of warehousing of loans, which may include second mortgages and home improvement loans under FHA/VA/HUD guidelines, provided that such loans do not exceed borrowers thirty-five percent (35%) of borrower's capital; maintain and preserve its corporate existence and all rights, privileges and franchises necessary or desirable in the conduct of its business; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required; and conduct its business in an orderly, efficient and customary manner.

And PCFC also agrees, upon completion of its Initial Public Offering, ("I.P.O."), that it will issue to the Bank, Warrants for Common Stock, in an amount equal to four point nine percent (4.9%), of the common stock issued and outstanding at the time of the I.P.O. The exercise price of each warrant will be five dollars and fifty cents per share ($5.50). Each year after the first year, twenty-five percent (25%), of the warrants would be exercisable at the Bank's discretion, however, in the event that the four million dollar commitment is reduced or terminated any unexercised warrants in the bank's possession would be reduced proportionately to the extent of the reduced commitment.

All other terms and conditions of the Revolver shall remain in full force and effect and none of the terms of the Revolver are or shall be deemed to amended, modified or waived except by the express terms contained herein.

                                                   Very truly yours,


                                                   Lilly S. Cohen
                                                   Assistant Vice President


                                                   Christian M. Dahl
                                                   Vice President

Accepted and agreed to this         day of February, 1996
Pioneer Commercial Funding Corporation

By:________________________________________
     Glenda Klein, Senior Vice President